Exhibit 99.1

`

Contact: Liz Sharp, VP Investor Relations

American Outdoor Brands Corporation

(413) 747-6284

lsharp@aob.com

American Outdoor Brands Corporation Reports

Third Quarter Fiscal 2019 Financial Results

SPRINGFIELD, Mass., March 7, 2019 — American Outdoor Brands Corporation (NASDAQ Global Select: AOBC), one of the world’s leading providers of firearms and quality products for the shooting, hunting, and rugged outdoor enthusiast, today announced financial results for the third quarter fiscal 2019, ended January 31, 2019.

Third Quarter Fiscal 2019 Financial Highlights

•	Quarterly net sales were $162.0 million compared with $157.4 million for the third quarter last year, an increase of 2.9%.

•	Gross margin for the quarter was 33.4% compared with 29.8% for the third quarter last year.

•

Based upon long-term sales forecasts for its Electro-Optics operating unit, the company has decided to restructure and combine that business with its Outdoor Products & Accessories operating unit in order to drive efficiencies and increase operating performance. As a result of those forecasts, the company conducted an evaluation to assess the fair value of the Electro-Optics operating unit and, as a result, recorded a $10.4 million partial impairment of the goodwill in that operating unit during the third quarter.

•

Including that impairment, the company recorded a quarterly GAAP net loss of $5.7 million, or $(0.10) per diluted share, compared with $11.4 million, or $0.21 per diluted share, for the comparable quarter last year. Prior year GAAP results included a one-time, tax reform benefit of $0.17. Excluding the impairment, quarterly GAAP net income in the current third quarter would have been $4.7 million, or $0.09 per diluted share.

•

Quarterly Non-GAAP net income was $8.9 million, or $0.16 per diluted share, compared with $4.7 million, or $0.09 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments to net income exclude a number of acquisition-related costs, including amortization, one-time transaction costs, fair value inventory step-up expense, one-time tax reform benefits, and the goodwill impairment from the Electro-Optics division. For a detailed reconciliation, see the schedules that follow in this release.

•	Quarterly non-GAAP Adjusted EBITDAS improved to $24.4 million, or 15.0% of net sales, compared with $20.0 million, or 12.7% of net sales, for the comparable quarter last year.

James Debney, American Outdoor Brands Corporation President and Chief Executive Officer, said, “Our third quarter results reflect year-over-year increases in revenue and operating profit, as well as important progress on our new Logistics & Customer Services facility in Missouri. In our Outdoor Products & Accessories segment, sales growth in our Hunting & Shooting product categories, as well as our Cutlery & Tool product categories, came from a variety of retailers, particularly our online retailers. That growth, however, was more than offset by lower sales in our Electro-Optics division, driven by ongoing weakness in the firearms market. In order to address that situation, we are restructuring the Outdoor Products & Accessories segment by combining our Electro-Optics division with our Outdoor Products & Accessories division, which will allow us to focus on improving operating efficiencies via our existing supply chain, while continuing to deliver the innovation and quality that our industry-leading Crimson Trace brand has earned under the leadership of Lane Tobiassen. In connection with this restructuring, I am pleased to announce that Lane has been promoted to President of our Firearms Division, a role that I have occupied on an interim basis. With 14 years of leadership experience in the firearms industry, Lane has earned tremendous respect within our company and throughout the industry, and I am excited to add his leadership, energy, and innovative spirit to our firearms team. Within the Firearms segment, revenue growth reflected ongoing consumer preference for several of our M&P branded firearms, combined with the success of our ‘bundle’ promotions, which were booked earlier in the year and continued to ship in the third quarter.    We attended SHOT Show 2019 in January and introduced more than 250 new products from across all of our divisions. Product innovation remains an important component in our long-term strategy.”

“The ramp up of initial operations at our new Logistics & Customer Services facility in Missouri is well underway and on track. This 633,000 square foot, state-of-the-art facility will serve as our centralized logistics, warehousing, and distribution operation for all of our products, facilitating our growth, enhancing our efficiencies, and allowing us to better serve customers across our entire organization. This is an important strategic initiative supporting our objective to be the leading provider of quality products for the shooting, hunting, and rugged outdoor enthusiast.”

Jeff Buchanan, Executive Vice President, Chief Financial Officer, and Chief Administrative Officer, commented, “For the nine months ending January 2019, we had positive operating cash flow of $20.7 million, as compared with cash outflow of $4.5 million for the nine months ending January 2018. During the quarter, we had $25.0 million outstanding on our $350 million line of credit, which is expandable to $500 million. Our balance sheet remains strong with approximately $37.5 million of cash and approximately $146.0 million of total net borrowings, as compared with approximately $200.0 million of net borrowings at the end of the comparable quarter last year.”

Financial Outlook

AMERICAN OUTDOOR BRANDS CORPORATION

NET SALES AND EARNINGS PER SHARE GUIDANCE, INCLUDING GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	Range for the Three Months Ending April 30, 2019		Range for the Year Ending April 30, 2019
Net sales (in thousands)	$162,000	$172,000	$625,000	$635,000

GAAP income per share - diluted	$0.03	$0.07	$0.19	$0.23
Amortization of acquired intangible assets	0.11	0.11	0.41	0.41
Inventory step-up expense	—	—	0.01	0.01
Goodwill impairment	—	—	0.19	0.19
Transition costs	—	—	0.01	0.01
Tax effect of non-GAAP adjustments	(0.03)	(0.03)	(0.12)	(0.12)

Non-GAAP income per share - diluted	$0.11	$0.15	$0.69	$0.73

Conference Call and Webcast

The company will host a conference call and webcast today, March 7, 2019, to discuss its third quarter fiscal 2019 financial and operational results. Speakers on the conference call will include James Debney, President and Chief Executive Officer, and Jeffrey D. Buchanan, Executive Vice President, Chief Financial Officer, and Chief Administrative Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (844) 309-6568 and reference conference identification number 9683518. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.aob.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period after the call. No other audio replay will be available.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “Adjusted EBITDAS,” and “free cash flow” are presented. From time-to-time, the company considers and uses these supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends.

The company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) transition costs, (iii) acquisition-related costs, (iv) fair value inventory step-up, (v) the tax effect of non-GAAP adjustments, (vi) net cash (used in)/provided by operating activities, (vii) net cash used in investing activities, (viii) acquisition of businesses, net of cash acquired, (ix) interest expense (x) income tax (benefit)/expense, (xi) depreciation and amortization, (xii) stock-based compensation expenses, (xiii) changes in contingent consideration; and (xiv) goodwill impairment; and (2) the non-GAAP measures that exclude such information. The company presents these non-GAAP measures because it considers them an important supplemental measure of its performance. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP measures. The principal limitations of these measures are that they do not reflect the company’s actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About American Outdoor Brands Corporation

American Outdoor Brands Corporation (NASDAQ Global Select: AOBC) is a provider of quality products for shooting, hunting, and rugged outdoor enthusiasts in the global consumer and professional markets. The Company reports two segments: Firearms and Outdoor Products & Accessories. Firearms manufactures handgun, long gun, and suppressor products sold under the Smith & Wesson®, M&P®, Thompson/Center Arms™, and Gemtech® brands, as well as provides forging, machining, and precision plastic injection molding services. AOB Outdoor Products & Accessories is the industry leading provider of shooting, reloading, gunsmithing, gun cleaning supplies, specialty tools and cutlery, and electro-optics products and technology for firearms. We produce innovative, top quality products under the brands Caldwell®; Wheeler®; Tipton®; Frankford Arsenal®; Lockdown®; BOG®; Hooyman®; Smith & Wesson® Accessories; M&P® Accessories; Thompson/Center Arms™ Accessories; Schrade®; Old Timer®; Uncle Henry®; Imperial®; BUBBA®; UST®; Lasergrips®, Laserguard®, LiNQ®, Lightguard®, Defender Series™, Rail Master®, and LaserLyte®. For more information on American Outdoor Brands Corporation, call (844) 363-5386 or log on to www.aob.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, our long-term strategy of being the leading provider of quality products for the shooting, hunting, and rugged outdoor enthusiast; our belief that our new logistics and customer service facility will serve as our centralized logistics, warehousing, and distribution operation for all of our products, enabling us to facilitate growth, enhance efficiencies, and better serve customers across our entire organization; our belief that combining our Electro-Optics business with our Outdoor Products & Accessories business will improve operating efficiencies via our existing supply chain; and our expectations for net sales, GAAP income per diluted share, amortization of acquired intangible assets, inventory step-up expense, goodwill impairment, transition costs, tax effect of non-GAAP adjustments, and non-GAAP income per diluted share for the fourth quarter of fiscal 2019 and for fiscal 2019. We caution that these statements are qualified by important risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, economic, social, political, legislative, and regulatory factors; the potential for increased regulation of firearms and firearm-related products; actions of social activists that could have an adverse effect on our business; the impact of lawsuits; the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability and costs of raw materials and components; speculation surrounding fears of terrorism and crime; our anticipated growth and growth opportunities; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; our penetration rates in new and existing markets; our strategies; our ability to maintain and enhance brand recognition and reputation; risks associated with the establishment of our new 633,000 square foot national logistics and customer service facility; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate acquired businesses in a successful manner; the general growth of our outdoor products and accessories business; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2018.

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of:
	January 31, 2019	April 30, 2018
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$37,470	$48,860
Accounts receivable, net of allowance for doubtful accounts of $1,943 on January 31, 2019 and $1,824 on April 30, 2018	75,493	56,676
Inventories	173,515	153,353
Prepaid expenses and other current assets	7,602	6,893
Income tax receivable	3,327	4,582

Total current assets	297,407	270,364

Property, plant, and equipment, net	185,599	159,125
Intangibles, net	97,208	112,760
Goodwill	182,101	191,287
Other assets	10,523	11,524

	$772,838	$745,060

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,895	$33,617
Accrued expenses and deferred revenue	37,515	41,632
Accrued payroll and incentives	16,329	10,514
Accrued income taxes	404	513
Accrued profit sharing	1,580	1,283
Accrued warranty	5,273	6,823
Current portion of notes and loans payable	6,300	6,300

Total current liabilities	101,296	100,682
Deferred income taxes	11,118	12,895
Notes and loans payable, net of current portion	175,902	180,304
Capital lease payable, net of current portion	45,580	22,143
Other non-current liabilities	6,955	6,888

Total liabilities	340,851	322,912

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 72,715,052 shares issued and 54,548,190 shares outstanding on January 31, 2019 and 72,433,705 shares issued and 54,266,843 shares outstanding on April 30, 2018	73	72
Additional paid-in capital	260,212	253,616
Retained earnings	393,122	389,146
Accumulated other comprehensive income	955	1,689
Treasury stock, at cost (18,166,862 shares on January 31, 2019 and April 30, 2018)	(222,375)	(222,375)

Total stockholders’ equity	431,987	422,148

	$772,838	$745,060

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS)/INCOME

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	January 31, 2019	January 31, 2018	January 31, 2019	January 31, 2018
	(In thousands, except per share data)
Net sales	$162,008	$157,376	$462,544	$434,825
Cost of sales	107,949	110,459	299,677	296,477

Gross profit	54,059	46,917	162,867	138,348

Operating expenses:
Research and development	3,297	3,148	9,358	8,680
Selling and marketing	15,373	16,142	42,279	43,210
General and administrative	27,026	21,785	78,065	75,826
Goodwill Impairment	10,396	—	10,396	—

Total operating expenses	56,092	41,075	140,098	127,716

Operating (loss)/income	(2,033)	5,842	22,769	10,632

Other (expense)/income, net:
Other income/(expense), net	47	87	38	1,382
Interest expense, net	(2,548)	(2,999)	(6,822)	(8,353)

Total other (expense)/income, net	(2,501)	(2,912)	(6,784)	(6,971)

(Loss)/income from operations before income taxes	(4,534)	2,930	15,985	3,661
Income tax expense/(benefit)	1,191	(8,465)	7,399	(8,803)

Net (loss)/income	(5,725)	11,395	8,586	12,464
Net (loss)/income per share:
Basic	$(0.10)	$0.21	$0.16	$0.23

Diluted	$(0.10)	$0.21	$0.16	$0.23

Weighted average number of common shares outstanding:
Basic	54,544	54,122	54,444	54,024
Diluted	54,544	54,657	55,132	54,830

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	January 31, 2019	January 31, 2018
	(In thousands)
Cash flows from operating activities:
Net income	$8,586	$12,464
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Depreciation and amortization	39,624	38,775
(Loss)/gain on sale/disposition of assets	(1,033)	36
Provision for losses on accounts receivable	832	304
Goodwill impairment	10,396	—
Deferred income taxes	(1,519)	(10,622)
Change in fair value of contingent consideration	(60)	(1,300)
Stock-based compensation expense	6,070	5,764
Changes in operating assets and liabilities:
Accounts receivable	(19,347)	34,103
Inventories	(20,186)	(25,914)
Prepaid expenses and other current assets	(591)	(803)
Income taxes	1,146	931
Accounts payable	664	(20,385)
Accrued payroll and incentives	5,815	(11,197)
Accrued profit sharing	297	(12,404)
Accrued expenses and deferred revenue	(8,532)	(14,667)
Accrued warranty	(1,550)	201
Other assets	10	(403)
Other non-current liabilities	123	613

Net cash provided by/(used in) operating activities	20,745	(4,504)

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(1,791)	(23,120)
Payments to acquire patents and software	(355)	(384)
Proceeds from sale of property and equipment	1,223	6
Payments to acquire property and equipment	(25,989)	(13,956)

Net cash used in investing activities	(26,912)	(37,454)

Cash flows from financing activities:
Proceeds from loans and notes payable	50,000	75,000
Payments on capital lease obligation	(1,025)	(484)
Payments on notes and loans payable	(54,725)	(54,725)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	1,158	1,081
Payment of employee withholding tax related to restricted stock units	(631)	(2,271)

Net cash (used in)/provided by financing activities	(5,223)	18,601

Net (decrease)/increase in cash and cash equivalents	(11,390)	(23,357)
Cash and cash equivalents, beginning of period	48,860	61,549

Cash and cash equivalents, end of period	$37,470	$38,192

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$5,554	$8,574
Income taxes	$6,885	$1,355

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended				For the Nine Months Ended
	January 31, 2019		January 31, 2018		January 31, 2019		January 31, 2018
	$	% of Sales	$	% of Sales	$	% of Sales	$	% of Sales
GAAP gross profit	$54,059	33.4%	$46,917	29.8%	$162,867	35.2%	$138,348	31.8%
Fair value inventory step-up	92	0.1%	137	0.1%	362	0.1%	228	0.1%

Non-GAAP gross profit	$54,151	33.4%	$47,054	29.9%	$163,229	35.3%	$138,576	31.9%

GAAP operating expenses	$56,092	34.6%	$41,075	26.1%	$140,099	30.3%	$127,716	29.4%
Amortization of acquired intangible assets	(5,445)	-3.4%	(5,311)	-3.4%	(16,335)	-3.5%	(15,264)	-3.5%
Goodwill impairment	(10,396)	-6.4%	—	—	(10,396)	-2.2%	—	—
Transition costs	(369)	-0.2%	(50)	0.0%	(751)	-0.2%	(441)	-0.1%
Acquisition-related costs	(6)	0.0%	(79)	-0.1%	(6)	0.0%	(755)	-0.2%

Non-GAAP operating expenses	$39,876	24.6%	$35,635	22.6%	$112,611	24.3%	$111,256	25.6%

GAAP operating (loss)/income	$(2,033)	-1.3%	$5,842	3.7%	$22,768	4.9%	$10,632	2.4%
Fair value inventory step-up	92	0.1%	137	0.1%	362	0.1%	228	0.1%
Amortization of acquired intangible assets	5,445	3.4%	5,311	3.4%	16,335	3.5%	15,264	3.5%
Goodwill impairments	10,396	6.4%	—	—	10,396	2.2%	—	0.0%
Transition costs	369	0.2%	50	0.0%	751	0.2%	441	0.1%
Acquisition-related costs	6	0.0%	79	0.1%	6	0.0%	755	0.2%

Non-GAAP operating income	$14,275	8.8%	$11,419	7.3%	$50,618	10.9%	$27,320	6.3%

GAAP net (loss)/income	$(5,725)	-3.5%	$11,395	7.2%	$8,586	1.9%	$12,464	2.9%
Fair value inventory step-up	92	0.1%	137	0.1%	362	0.1%	228	0.1%
Amortization of acquired intangible assets	5,445	3.4%	5,311	3.4%	16,335	3.5%	15,264	3.5%
Goodwill impairment	10,396	6.4%	—	—	10,396	2.2%	—	—
Transition costs	369	0.2%	50	0.0%	751	0.2%	441	0.1%
Acquisition-related costs	6	0.0%	79	0.1%	6	0.0%	755	0.2%
Change in contingent consideration	(60)	0.0%	—	—	(60)	0.0%	(1,300)	-0.3%
Tax Reform	—	—	(9,409)	-6.0%	—	—	(9,409)	-2.2%
Tax effect of non-GAAP adjustments	(1,580)	-1.0%	(2,856)	-1.8%	(4,696)	-1.0%	(6,388)	-1.5%

Non-GAAP net income	$8,943	5.5%	$4,707	3.0%	$31,680	6.8%	$12,055	2.8%

GAAP net (loss)/income per share - diluted	$(0.10)		$0.21		$0.16		$0.23
Fair value inventory step-up	—		—		0.01		—
Amortization of acquired intangible assets	0.10		0.10		0.30		0.28
Goodwill impairment	0.19		—		0.19		—
Transition costs	0.01		—		0.01		0.01
Acquisition-related costs	—		—		—		0.01
Change in contingent consideration	—		—		—		(0.02)
Tax Reform	—		(0.17)		—		(0.17)
Tax effect of non-GAAP adjustments	(0.03)		(0.05)		(0.09)		(0.12)

Non-GAAP net income per share - diluted	$0.16 (a)		$0.09		$0.57 (a)		$0.22

(a)	Non-GAAP net income per share does not foot due to rounding.

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET OPERATING CASH FLOW TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	January 31, 2019	January 31, 2018	January 31, 2019	January 31, 2018
Net cash provided by/(used in) operating activities	$11,694	$26,148	$20,745	$(4,504)
Net cash used in investing activities	(8,323)	(4,327)	(26,912)	(37,454)
Acquisition of businesses, net of cash acquired	1,791	104	1,791	23,120

Free cash flow	5,162	$21,925	$(4,376)	$(18,838)

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET (LOSS)/INCOME TO NON-GAAP ADJUSTED EBITDAS

(in thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	January 31, 2019	January 31, 2018	January 31, 2019	January 31, 2018
GAAP net (loss)/income	$(5,725)	$11,395	$8,586	$12,464
Interest expense	2,661	3,030	7,043	8,454
Income tax expense/(benefit)	1,191	(8,465)	7,399	(8,803)
Depreciation and amortization	13,303	12,217	38,863	38,048
Stock-based compensation expense	2,118	1,585	6,070	5,764
Goodwill impairment	10,396	—	10,396	—
Fair value inventory step-up	92	137	362	228
Acquisition-related costs	6	79	6	755
Transition costs	369	50	751	441
Change in contingent consideration	(60)	—	(60)	(1,300)

Non-GAAP Adjusted EBITDAS	$24,351	$20,028	$79,416	$56,051